UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2013 (August 12, 2013)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 *           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 *           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 *           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 *           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2013, Steven C. Dixon, Executive Vice President – Operations and Geosciences and Chief Operating Officer of Chesapeake Energy Corporation (the “Company”), and Jeffrey A. Fisher, the Company’s Executive Vice President – Production, were provided notices of termination of their employment from the Company.  Messrs. Dixon and Fisher are no longer serving in their roles with the Company effective with the notices of termination.  However, in accordance with the terms of their employment agreements, their departures from the Company will be effective September 24, 2013.  Messrs. Dixon and Fisher’s departures from the Company will be treated as terminations without cause under their employment agreements and they will be entitled to termination compensation and benefits accordingly. A copy of Mr. Dixon’s employment agreement was filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 1, 2013 (the “2012 Form 10-K”). A copy of Mr. Fisher’s employment agreement was filed as Exhibit 10.21 to the 2012 Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      August 16, 2013